                         AGREEMENT OF PURCHASE AND SALE
                                   OF ASSETS

                                by and between

                             DECOR CONCEPTS, INC.,

                                  ("Seller")

                                      and

                             FALCON PRODUCTS, INC.

                                   ("Buyer")




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                        AGREEMENT OF PURCHASE AND SALE
                                   OF ASSETS

     THIS AGREEMENT OF PURCHASE AND SALE OF ASSETS ("Agreement") is made and entered into as of the 29th day of September, 1995, by and between DECOR CONCEPTS, INC., a California corporation ("Seller"), and FALCON PRODUCTS, INC., a Delaware corporation ("Buyer").

                       RECITALS AND CERTAIN DEFINITIONS
                       --------------------------------

     A. Buyer desires to purchase from Seller and Seller desires to sell to Buyer, on the terms and subject to the conditions of this Agreement, certain inventory, equipment and other assets of Seller in exchange for the cash and other consideration of Buyer described herein.

     B. For purposes of this Agreement, the terms set forth below shall have the following meanings:

     "ASSETS" means, collectively, the Inventory, the Shop Equipment, the Office Equipment, the General Intangibles and the Permits.

     "BILL OF SALE" is defined in Section 7(a)(i).

     "BUSINESS" means Seller's business of producing restaurant seating and interior decor products. The "Business" does not include any of Seller's operations relating to playground products.

     "CASH EQUIVALENT" means a wire transfer of funds or other good and immediately available funds.

     "CLOSING" means the closing at which the transfer of the Assets shall take place as provided herein.

     "CLOSING DATE" is defined in Section 5.

     "CONTRACTS" means those service contracts, management contracts and other arrangements relating to the Assets and identified on Exhibit "D" attached hereto, together with all supplements, amendments and modifications thereto.

     "EMPLOYEES" means all employees of Seller performing services exclusively in connection with the Business as of the Closing Date.

     "GENERAL ASSIGNMENT" is defined in Section 7(a)(ii).

     "GENERAL INTANGIBLES" means all rights, title and interest in and to all intangible property rights pertaining solely to the Business, including all (a) patents and patent applications, (b) all of Seller's rights to the name Decor or Decor Concepts, (c)



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electronically stored data, (d) trade secrets and confidential business information, inventions, know-how, manufacturing and production processes and techniques, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information,
(e) all books, records and accounts, production records, technical, manufacturing and procedural manuals, advertising and promotional materials, vendor information, employment records, studies, reports or summaries relating to any environmental conditions or consequences of any operation, present or former, (f) all rights of Seller under express or implied warranties from suppliers to Seller with respect to the Inventory, Office Equipment, and Shop Equipment to be transferred hereunder, (g) all rights of Seller to receive any refund of any deposit made under the Leases or the Contracts, and (h) copies of tangible embodiments of any type of the foregoing, owned or used by Seller in connection with the Business.

     "INVENTORY" means all inventories of raw materials, work in process, components, sub-assemblies, packaging materials, spare parts and similar items of Seller used by Seller in connection with the Business and which exist on the Closing Date. "Inventory" does not include finished goods, which
                                            ---
Seller will sell to its existing customers solely for its own account, after the Closing.

     "LEASES" means those leases to be assumed by and assigned to Buyer hereunder.

     "OFFICE EQUIPMENT" means that certain office equipment utilized by Seller in the Business as listed on Exhibit "A" attached hereto.

     "PERMITS" means those certain permits, licenses and governmental approvals utilized by Seller in the Business as listed on Exhibit "B" attached hereto.

     "REAL PROPERTY" means the real property leased to Seller as listed on Exhibit "C" attached hereto.

     "SHOP EQUIPMENT" means all of the plant, machinery, equipment, tools, tooling, dyes, production fixtures, maintenance machinery and equipment owned and used by Seller in connection with the Business as set forth on Exhibit "E-1," and excepting therefrom that property set forth on Exhibit "E-2" attached hereto.

     "TRANSITION PERIOD" means the period of time beginning on the Closing Date and ending on the date of the commencement of the new lease to be executed by Buyer at Closing, the form of which is attached hereto as Exhibit "I."


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     The terms of this Agreement are as follows:

     1.  Purchase and Sale.  Seller agrees to sell to Buyer, and Buyer
         -----------------
agrees to purchase from Seller, the Assets upon the terms and conditions set forth in this Agreement.

     2.  Payment of Purchase Price.  Seller and Buyer jointly and in good
         -------------------------
faith estimate the amount to be paid with respect to the Assets as determined in accordance with Section 3 of this Agreement and as such amount may be increased or decreased as a result of the net effect of the payments to be made under Section 11 hereof to be $795,000.00. Such estimated Purchase Price shall be paid by Buyer to Seller at the Closing in cash or Cash Equivalent. Promptly after the Closing as of the close of Business on September 29, 1995 Seller and Buyer shall conduct a physical count of the Inventory, and shall prepare a final schedule of prorations. Based thereon, the Purchase Price shall be adjusted and Buyer shall pay to Seller, or Seller shall pay to Buyer, as the case may be, the aggregate amount of such adjustment in cash or Cash Equivalent. Interest shall accrue at 9% per annum after 30 days after the Closing Date.

     3.  Determination of Purchase Price; Allocation.
         -------------------------------------------

         (a)  Purchase Price.  Subject to the prorations and adjustments
              --------------
provided for in this Agreement, the aggregate consideration for the Assets (the "Purchase Price") shall be equal to the sum of the amounts determined pursuant to Sections 3(a)(i) through 3(a)(iii) below:

                (i) Eighty five percent (85%) of the total value of the Inventory, as determined in accordance with generally accepted accounting principles and consistent with past practice; notwithstanding GAAP accounting, there shall not be a deduction for obsolete, slow-moving or defective inventory as that has been accounted for through the 15% discount;

               (ii) One hundred percent (100%) of the original acquisition cost of the Office Equipment, less accumulated depreciation; and

              (iii)  Two Hundred Fifty Thousand Dollars ($250,000).

         (b)  Allocation of Purchase Price.  The Purchase Price shall be
              ----------------------------
allocated to the respective categories of Assets as set forth on Exhibit "F". For Federal income tax purposes, Buyer and Seller shall and shall cause their respective affiliates to, report the transaction contemplated by this Agreement in a manner consistent with such allocation. Neither Buyer nor Seller shall nor shall they permit their respective affiliates to, file at any time any return or other document, publish any report or other


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document or take any other action which is inconsistent with the allocations specified in Exhibit "F".

         (c)  Assumption of Liabilities.  At Closing, Buyer shall assume
              -------------------------
Seller's liabilities and obligations with respect to the Leases and Contracts (except as set forth in (ii) below), including performance of all customer purchase contracts other than those applicable to finished goods inventory existing at the Closing Date, all accrued vacation and accrued sick pay to the Employees as of the Closing Date, all sales and use tax arising from this transaction, any and all claims by purchasers or third parties with respect to goods shipped by Buyer after the Closing Date for the account of Buyer, and all expenses and obligations of operating the Business after the Closing Date, including the hiring of all Employees through the WARN Notice Date and all expenses and obligations of operating the Business after the Closing Date, as more fully set forth on Exhibit "G". Other than as set forth in the preceding sentence or in Exhibit "G." Buyer shall not assume, or take title to the Assets subject to, or in any way be liable, obligated or responsible for any liabilities or obligations of Seller, including without limitation,
(i) any liability to any vendor of Seller for goods delivered or services rendered prior to Closing, (ii) any liability or obligation of Seller existing at or arising after the Closing under any Lease or Contract which results from the breach or wrongful action or inaction of Seller prior to the Closing,
(iii) any liability or obligation of Seller in respect of any plan, agreement, arrangement or understanding under which benefits or employment is provided to any person, or (iv) any tax liability, including sales and use tax, accruing prior to the Closing; all of which Seller shall pay, discharge and satisfy as and when due and payable.

     4.  Representations and Warranties.
         ------------------------------

         (a)  Seller's Representations and Warranties.  In addition to any
              ---------------------------------------
express agreements of Seller contained herein, the following constitute representations and warranties of Seller and shall be true and correct as of the Closing, and shall survive the Closing for a period of one year:

                (i)  Power.  Seller has the legal power, right and authority
                     -----
         to enter into this Agreement and the instruments referenced herein, and to consummate the transactions contemplated hereby.

               (ii)  Requisite Action.  All requisite corporate action has
                     ----------------
         been taken by Seller in connection with the entering into this Agreement and the instruments referenced herein, and the consummation of the transactions contemplated hereby.


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              (iii)  Authority.  The individuals executing this Agreement and
                     ---------
         the instruments referenced herein on behalf of the Seller have the legal power, right and actual authority to bind Seller to the terms and conditions herein and thereof.

               (iv)  Title to Assets.  Seller has good and marketable title to
                     ---------------
         all of the Assets, free and clear of all debts, claims, security interests, liens, encumbrances and other title retention agreements, pledges, assessments, covenants, restrictions and charges of every nature, except as set forth in Exhibit "H".

                (v)  Litigation.  There are no legal actions, arbitrations or
                     ----------
         other legal, administrative or governmental proceedings pending or, to the knowledge of Seller, threatened against Seller or the Assets which are reasonably likely to negatively affect the transfer of the Assets as contemplated hereunder or Buyer's use of the Assets following the Closing.

               (vi)  Environmental Matters.  To the best of its knowledge,
                     ---------------------
         Seller has complied in all material respects with all federal, state and local laws, statutes, rules and regulations relating to the environment or to occupational health and safety (the "Environmental Laws") applicable to the Assets or the Business. There is no pending or, to the best of knowledge of Seller, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any governmental entity relating to any Environmental Law involving the Assets or the Business.

         (b)  Buyer's Representations and Warranties.  In addition to any
              --------------------------------------
express agreements of Buyer contained herein, the following constitute representations and warranties of Buyer and shall be true and correct as of the Closing and shall survive the Closing for a period of one year:

                (i)  Power.  Buyer has the legal power, right and authority to
                     -----
         enter into this Agreement and the instruments referenced herein, and to consummate the transactions contemplated hereby.

               (ii)  Requisite Action.  All requisite corporate action has
                     ----------------
         been taken by Buyer in connection with the entering into this Agreement and the instruments referenced herein, and the


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         consummation of the transactions contemplated hereby.

              (iii)  Authority.  The individual executing this Agreement and
                     ---------
         the instruments referenced herein on behalf of Buyer have the legal power, right and actual authority to bind Buyer to the terms and conditions hereof and thereof.

     5.  Closing.  The Closing shall take place at the offices of Argue Pearson
         -------
Harbison & Myers, 801 S. Flower Street, Los Angeles, California at 11:00 a.m. local time, on September 29, 1995 (the "Closing Date"), effective as of the close of business on September 29, 1995, or at such other time and place as the parties may agree to in writing.

     6.  Conditions to the Closing.
         -------------------------

         (a)  Conditions Precedent to Buyer's Obligations.  The Closing, and
              -------------------------------------------
Buyer's obligations with respect to the transaction contemplated by this Agreement, are subject to:

                (i) Seller's delivery of the items described in Sections 7(a) hereof, not later than the Closing Date (unless otherwise provided).

               (ii) The delivery of possession of the Assets to Buyer on the Closing Date.

              (iii) The timely performance by Seller on or before the Closing Date of each and every undertaking and obligation of Seller under this Agreement, including the covenants and agreements of Seller hereunder, and all representations and warranties of Seller hereunder being true on and as of the Closing Date.

               (iv) The simultaneous closing of that certain Agreement of Purchase and Sale of Assets by and between DPD Manufacturing, Inc. and Buyer.

                (v) Due execution of the new lease, the form of which is attached hereto as Exhibit "I."

         (b)  Conditions Precedent to Seller's Obligations.  The Closing, and
              --------------------------------------------
Seller's obligations with respect to the transactions contemplated by this Agreement, are subject to:

                (i) Buyer's delivery to Seller not later than the Closing Date of the documents described in Section 7(b) and the estimated Purchase Price in accordance with Sections 2 and 3 of this Agreement.


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               (ii)  The timely performance by Buyer on or before the Closing
         Date of each and every undertaking and obligation of Buyer under this Agreement, including the covenants and agreements of Buyer hereunder, and all representations and warranties of Buyer hereunder being true on and as of the Closing Date.

              (iii) The ability of Seller to obtain such written consents of the lessors as are required by the Leases.

               (iv) The simultaneous closing of that certain Agreement of Purchase and Sale of Assets by and between DPD Manufacturing, Inc. and Buyer.

                (v) Due execution of the new lease, the form of which is attached hereto as Exhibit "I."

         (c)  Failure of Conditions to Closing.  In the event any of the
              --------------------------------
conditions set forth in Section 6(a) or Section 6(b) are not timely satisfied or are not waived, for a reason other than the material breach of Buyer or Seller under this Agreement:

                (i) This Agreement and the rights and obligations of Buyer and Seller shall terminate, except as otherwise provided herein;

               (ii) Each party shall return to the other any documents or funds of the other party held by them.

     7.  Deliveries at Closing.
         ---------------------

         (a)  Seller's Deliveries.  Seller hereby covenants and agrees to
              -------------------
deliver or cause to be delivered to Buyer on or prior to the Closing Date the following instruments and documents, the delivery of each of which shall be a condition to the Closing:

                (i)  Bill of Sale.  A Bill of Sale ("Bill of Sale") duly
                     ------------
         executed by Seller, conveying to Buyer all of Seller's right, title and interest in and to the Inventory, the Shop Equipment and the Office Equipment, in such form and substance as shall be reasonably acceptable to Buyer.

               (ii)  General Assignment.  An assignment ("General Assignment"),
                     ------------------
         duly executed by Seller, assigning to Buyer all of Seller's right, title and interest in and to the Contracts, the General Intangibles, and the Permits in such form and substance as shall be reasonably acceptable to Buyer.


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              (iii)  Lease Assignments.  Assignments of all leaseholds of
                     -----------------
         Seller (except for those premises identified in the new lease attached hereto as Exhibit "I"), properly executed and acknowledged by Seller in such form as shall be reasonably acceptable to Buyer.

               (iv)  Proof of Authority.  Such proof of Seller's authority and
                     ------------------
         authorization to enter into this Agreement and the transactions contemplated hereby, and such proof of the power and authority of the individual(s) executing and/or delivering any instruments, documents or certificates on behalf of Seller to act for and bind Seller as reasonably may be required by Buyer.

                (v)  Motor Vehicle Title.  A motor vehicle title, duly endorsed
                     -------------------
         by Seller, conveying to Buyer all of the right, title and interest in and to the fiberglass van truck.

         (b)  Buyer's Deliveries.  Buyer hereby covenants and agrees to deliver
              ------------------
or cause to be delivered to Seller on or prior to the Closing the following funds, instruments and documents, the delivery of each of which shall be a condition to the Closing:

                (i)  Purchase Price.  The estimated Purchase Price as required
                     --------------
         by Sections 2 and 3 of this Agreement.

               (ii)  Documents.  The duly executed lease required by Sections
                     ---------
         6(a)(v) and 6(b)(v) of this Agreement, and duly executed counterparts of the Lease Assignments (evidencing Buyer's assumption thereof in such form and substance as shall be reasonably acceptable to Seller), the General Assignment and the Bill of Sale.

              (iii)  Proof of Authority.  Such proof of Buyer's authority and
                     ------------------
         authorization to enter into this Agreement and the transactions contemplated hereby, and such proof of the power and authority of the individual(s) executing and/or delivering any instruments, documents or certificates on behalf of Buyer to act for and bind Buyer as reasonably may be required by Seller.

     8.  Bulk Sale.  Buyer waives compliance with the provisions of the
         ---------
California Commercial Code relating to bulk transfers in connection with this sale of assets. Nothing in this Section shall estop or prevent either Buyer or Seller from asserting as a bar or defense to any action or proceeding brought


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under that law that it does not apply to the sale contemplated under this
Agreement.

     9.  Publicity.  All notices to third parties (other than landlords) and
         ---------
all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by and between Buyer and Seller. No party shall act unilaterally in this regard without the prior written approval of the others; however, this approval shall not be unreasonably withheld or delayed.

     10. Costs and Expenses.  Each party shall pay all costs and expenses
         ------------------
incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

     11. Prorations and Credits.
         ----------------------

         (a)  General.  Property taxes and assessments, and operating expenses
              -------
and other expenses, if any, arising from or affecting the Assets shall be prorated as of the Closing Date.

         (b)  Taxes and Assessments.  All non-delinquent property taxes and
              ---------------------
assessments on the Assets shall be prorated based on the actual most recent tax bill.

         (c)  Operating Expenses.  All utility service charges for electricity,
              ------------------
heat and air conditioning service, other utilities, common area maintenance, and other expenses incurred in operating the Assets that Seller customarily pays, and any other costs incurred in the ordinary course of business or the management and operation of the Assets, shall be prorated on an accrual basis. Except as provided in Section 12 hereof, Seller shall pay all such expenses that accrue prior to the Closing Date and Buyer shall pay all such expenses accruing on the Closing Date and thereafter.

         (d)  Contracts.  Amounts payable under the Contracts shall be
              ---------
prorated on an accrual basis. Seller shall pay all amounts due thereunder which accrue prior to the Closing and Buyer shall pay all amounts accruing on the Closing and thereafter.

         (e)  Method of Proration.  Buyer and Seller agree to prepare a
              -------------------
schedule of tentative adjustments prior to thirty days after Closing. Such adjustments, if and to the extent known and agreed upon, shall be paid by Buyer to Seller (if the prorations result in a net credit to the Seller) or by Seller to Buyer (if the prorations result in a net credit to the Buyer) in cash or Cash Equivalent.

         (f)  Credit for Accrued Vacation and Sick Pay.  Buyer shall receive
              ----------------------------------------
a credit at Closing in an amount equal to the sum of


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accrued vacation and sick pay obligations assumed by Buyer at Closing.

     12. Transition Period.  It is acknowledged and agreed that, during the
         -----------------
Transition Period, Buyer's employees shall have reasonable access to the Rel Property located at 5525, 5537, 5611 and 5623 N. Peck Road (the "Jointly-Shared Space") and may conduct Buyer's operations thereat. Buyer shall pay or reimburse Seller for all rent (in accordance with the terms of the Leases and at the rate of $6,600 per month on a triple net basis for each of 5537 North Peck Road and 5611 North Peck Road), electricity, water and gas charges incurred during the Transition Period at the Jointly-Shared Space, and the parties shall further allocate telephone costs and other cost items incurred during the Transition Period at the Jointly-Shared Space based on actual usage of the same by the respective parties, or as otherwise agreed by the parties. Seller shall make available to Buyer, at Seller's cost and expense, members of Seller's staff to assist the staff of Buyer in making transition in such areas as accounting, sales, coordination, pricing and management.

         During the Transition Period, Seller and Buyer each agree to fully cooperate with each other in effecting the transition and in carrying out the interests of Buyer in the operation of the Business and in carrying out the interests of Seller in the operation of the playground business.

         After the Closing, Buyer shall have the right to the name "Decor Concepts, Inc.," and Seller shall change its name within a reasonable time period after Closing. During the Transition Period, Seller may continue to use the name in connection with business predating the Closing Date, and thereafter in connection with the disposition of finished goods inventory existing at the Closing Date.

         Seller hereby acknowledges that the parties intend to transfer the Assets to Buyer without interruption in the business in which the Assets are presently engaged, and that various consents to the transfer to Buyer of Seller's rights under certain Contracts, Leases, and Permits ("Agreements") may not be completed prior to the Closing. Thus, Seller agrees to maintain such Agreements and, at Buyer's request, and at Buyer's cost, any insurance policies related thereto, in full power and effect for the benefit of Buyer, during the Transition Period and to permit Buyer, at Buyer's option, to utilize the benefit of such Agreements, insurance policies and performance bonds until such consents are obtained. While any Permits are being assigned, Seller shall have the full right to operate thereunder.

     13. Commissions During Transition Period.  Buyer agrees to pay Seller
         ------------------------------------
commissions (consistent with the practices of Seller in effect from time to time) due to any associate of Seller for any


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open sales accruing to the benefit of Buyer generated by account executives of
Seller prior to or after the Closing Date.

     14. Post-Closing Access to Books, Etc.  From and after the Closing, each
         ----------------------------------
party shall have the right, directly or through a representative, to examine any and all books and records that the other party may have relating to the Assets or the Business provided that such examination occurs during regular business hours and upon reasonable notice and provided further that it is solely for the purpose of obtaining information: (i) for reporting to tax and other governmental authorities, (ii) to assist such party in pursuing or defending any claim, or (iii) to assist such party in the performance of any of its continuing obligations hereunder.

     15. Reserved.
         --------

     16. Additional Representations of Seller.
         -----------------------------------

         (a)  Maintenance of the Assets.  From and after the commencement of
              -------------------------
discussions with Buyer regarding this transaction and through the Closing Date, Seller has (i) operated, maintained and managed the Business in accordance with its present practices; and (ii) discharged and complied with its obligations under the Contracts, Permits and the Leases.

         (b)  Contracts and Leases to be Assumed.  From and after the
              ----------------------------------
commencement of discussions with Buyer regarding this transaction and through the Closing Date, Seller has not amended, altered or modified in any material way any of the Contracts or the Leases, except as disclosed to Buyer in writing.

     17. Notices.  All notices or other communications required or permitted
         -------
hereunder shall be in writing, shall be personally delivered (including by means of professional messenger service), or telefaxed with subsequently mailed confirmation or sent by certified mail, postage prepaid, return receipt requested, or overnight delivery service, shall be deemed received upon the date of receipt thereof, and shall be delivered to the parties at the following addresses:

         To Seller:               DECOR CONCEPTS, INC.
                                  5611 N. Peck Road
                                  Arcadia, California 91006
                                  Attn:  Bruce DeBever
                                  Telefax No. (818) 444-4536


         With a copy to:          Corporate Secretary
                                  Rubbermaid Incorporated
                                  1147 Akron Road
                                  Wooster, Ohio  44691-6000
                                  Telefax No.:  (216) 287-2340


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

         With a copy to:          Argue Pearson Harbison & Myers
                                  801 South Flower Street
                                  Los Angeles, California  90017
                                  Attn:  Don M. Pearson or
                                         Todd Daniel Beld
                                  Telefax No.: (213) 622-7575


         To Buyer:                FALCON PRODUCTS, INC.
                                  9387 Dielman Industrial Drive
                                  St. Louis, Missouri 63132
                                  Attn:  Stephen L. Clanton
                                  Telefax No.: (314) 991-9295


         With a copy to:          Gallop, Johnson & Neuman, L.C.
                                  101 South Hanley Road, Suite 1600
                                  St. Louis, Missouri 63105
                                  Attn:  Douglas J. Bates
                                  Telefax No.: (314) 862-1219

Notice of change of address shall be given by written notice in the manner detailed in this Section 17.

     18. No Broker.  Each party represents and warrants that it has dealt with
         ---------
no broker or finder in connection with any transaction contemplated by this Agreement, and, as far as it knows, no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions.

     19. Required Actions of Buyer and Seller.  Buyer and Seller agree to
         ------------------------------------
execute all such instruments and documents and to take all reasonably necessary actions pursuant to the provisions hereof in order to consummate the purchase and sale herein contemplated and shall use their commercially reasonable efforts to accomplish the Closing in accordance with the provisions hereof.

     20. Entry and Approvals by Buyer.
         ----------------------------

         (a)  Entry.  Prior to the Closing Date, Buyer and Buyer's representa-
              -----
tives, agents and designees shall have the right, upon twenty-four (24) hours' prior notice to Seller and during reasonable business hours, to enter upon the Real Property, at Buyer's own cost, in connection with its proposed purchase, development or operation of the Assets, including, without limitations, the right to examine all books, records and files of Seller relating to the Business and the right to make such inspections, investigations and tests (including all mechanical systems) as Buyer may elect to make or obtain. Seller agrees to


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

make all such books, records and files available to Buyer and Buyer's attorneys, accountants and other representatives at any time on or prior to the Closing Date during reasonable business hours upon twenty four (24) hours' prior notice from Buyer. Buyer hereby indemnifies Seller and holds it forever harmless from any and all claims, demands, liabilities, costs, expenses, penalties, damages and losses (including, without limitation, actual attorneys' fees) arising out of such entry. The preceding sentence shall survive any termination of this Agreement and the Closing.

         (b)  Approvals.  As a material inducement to the execution and
              ---------
delivery of this Agreement by Seller and the performance by Seller of its duties and obligations hereunder, Buyer does hereby acknowledge, represent, warrant and agree that, as of the Closing, except as otherwise expressly provided herein (i) Buyer is purchasing the Assets in an "AS IS" condition with respect to any facts, circumstances, conditions and defects of all kinds, including without limitation, with respect to the existence of any hazardous or toxic substances as defined under local, state or federal law; (ii) Seller has no obligation to repair or correct any such facts, circumstances, conditions or defects or compensate Buyer for same; (iii) based upon all physical inspections, examinations and tests of the Real Property as Buyer deems necessary or appropriate under the circumstances, Buyer is and will be relying strictly and solely upon such inspections and examinations and the advice and counsel of its own agents and officers and the Buyer is and will be fully satisfied that the purchase price and consideration is fair and adequate consideration for the Assets; (iv) Seller is not making and has not made any warranty or representation with respect to the physical condition of all or any part of the Assets as an inducement to the Buyer to purchase the Assets or for any other purpose, except as otherwise expressly stated herein; and (v) by reason of all of the foregoing, Buyer shall assume the full risk of any loss or damage occasioned by any fact, circumstance, condition or defect pertaining to the physical condition of the Assets which is capable of being observed or ascertained, except as otherwise expressly stated herein. EXCEPT AS OTHERWISE PROVIDED OR LIMITED BY THE TERMS OF THIS AGREEMENT, BUYER ACKNOWLEDGES AND AGREES THAT THIS SALE AND ASSIGNMENT IS MADE "AS IS" AND "WHERE IS," WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, IMPLIED WARRANTIES OF SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF MERCHANTABILITY OR ANY OTHER WARRANTIES WHATSOEVER CONTAINED IN OR CREATED BY CALIFORNIA CODES OR OTHERWISE.

     21. Reserved.
         --------

     22. Assignment.  Buyer shall not assign, transfer or convey its rights
         ----------
and obligations under this Agreement or in the Assets without the prior written consent of Seller, which consent may be withheld at Seller's sole discretion. Notwithstanding the foregoing, Buyer shall have a one (1) time right to assign its rights and obligations under this Agreement without consent of Seller to any person or entity controlling, controlled by or under common control with Buyer. Any permitted assignee shall succeed to all the rights and remedies hereunder. Notwithstanding the foregoing, no such assignment shall relieve the assigning party from its liability under this Agreement.

     23. Miscellaneous.
         -------------

         (a)  Indemnities.  Seller shall indemnify Buyer against and hold
              -----------
Buyer harmless from, all losses, damages, costs and expenses (including, without limitation, reasonable legal fees and disbursements) that are not attributable to the Buyer or specifically assumed by Buyer hereunder and which are incurred as a result of the liabilities which arise or result from acts, occurrences or matters that took place prior to the Closing. Buyer shall indemnify Seller against and hold Seller harmless from, all losses, damages, costs and expenses (including, without limitation, reasonable legal fees and disbursements) that are not attributable to Seller and which are incurred as a result of the liabilities which arise or result from acts, occurrences or matters arising in connection with the Business and that take place after the Closing, specifically including all post-closing obligations under leases assumed by Buyer and specifically including any and all claims by purchaser or third parties with respect to goods shipped by Buyer after the Closing Date.

         (b)  Partial Invalidity.  If any term or provision of this Agreement
              ------------------
or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the greatest extent permitted by law.

         (c)  Waivers.  No waiver of any breach of any covenant or provision
              -------
herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

         (d)  Successors and Assigns.  This Agreement shall be binding upon
              ----------------------
and shall inure to the benefit of the successors and permitted assigns of the parties hereto.

         (e)  Professional Fees.  In the event of the bringing of any action
              -----------------
or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, agreements or provisions on the part of the other party arising out of this Agreement, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including actual attorneys' fees at trial and post-judgment including appeals, accounting and engineering fees and any other professional fees resulting therefrom.

         (f)  Entire Agreement.  This Agreement (including all Exhibits
              ----------------
attached hereto) is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein. The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto.

         (g)  Time of Essence.  Seller and Buyer acknowledge and agree that
              ---------------
time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof and that failure to timely perform any of the terms, conditions, obligations or provisions hereof by either party shall constitute a material breach of and a non-curable (but waivable) default under this Agreement by the party so failing to perform.

         (h)  Construction.  Headings at the beginning of each paragraph and
              ------------
subparagraph are solely for the convenience of the parties and are not a part of the Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine and vice versa. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to paragraphs and subparagraphs are to this Agreement. In the event the date on which Buyer or Seller is required to take any action under the terms of this Agreement is not a business day, the action shall be taken on the next succeeding business day.

         (i)  Survival.  Unless otherwise expressly provided herein, all
              --------
representations, warranties and covenants (to the extent such covenants are not fully performed or rendered moot by the Closing) shall survive the Closing.

         (j)  Exhibits.  The Exhibits to this Agreement are an integral part
              --------
of this Agreement and are incorporated herein by reference. If any of the Exhibits hereto are not attached at the time of execution hereof, the preparation and attachment of such Exhibits in form mutually satisfactory to the parties shall be an additional condition to the Closing. The parties agree to negotiate the terms and definitive language of such Exhibits in good faith, and to use their respective best efforts in connection therewith.

         (l)  Counterparts.  This Agreement may be executed in an original and
              ------------
any number of counterparts, each of which shall be deemed to be an original of one and the same instrument.

         (m)  Governing Law.  This Agreement shall be construed according to
              -------------
and governed by the laws of the State of California.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year hereinbefore written.

                                       DECOR CONCEPTS, INC.



                                       By:    /s/ Bruce DeBever
                                           ------------------------------------
                                           Bruce DeBever, President



                                       FALCON PRODUCTS, INC.



                                       By:    /s/ Stephen L. Clanton
                                           ------------------------------------
                                           Stephen L. Clanton,
                                           Executive Vice President
                                           and Chief Financial Officer